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                                                                  Exhibit 10.6.1


                                PROMISSORY NOTE
                                ---------------


                                                                    July,___1998
                                                                     Akron, Ohio

         AIRONET WIRELESS COMMUNICATIONS, INC. ("Maker") and TELXON CORPORATION ("Payee"), are parties to a Tax Benefit and Indemnification Agreement dated as of March 31, 1998 (the "Tax Agreement"). Any initially capitalized term used herein which is not defined where first used has the meaning ascribed to such term in the Tax Agreement. Subject to the other terms and conditions therein, the Tax Agreement provides in part that:

             [t]he Teixon Group shall be entitled to utilize all Refunds generated by the Telxon Group which relate to the Pre-Offering Tax Period, including those generated by the Aironet Group. In the event that Telxon is not permitted under applicable law, rules and regulations to directly utilize Refunds generated by the Aironet Group which relate to the Pre-Offering Tax Period, Aironet agrees to pay to Telxon the actual tax benefits received by the Aironet Group from such Refunds, if and when such actual tax benefits are realized. Aironet's actual tax benefits shall be considered to equal the excess of (x) the amount of Taxes that would have been payable by the Aironet Group in any tax period in the absence of its utilizing such Refunds over (y) the amount Taxes actually payable by the Aironet Group. Aironet shall promptly pay to Telxon the actual tax benefits realized by the Aironet Group after Aironet files any applicable tax return. If, subsequent to the payment by Aironet to Telxon of any such amount, there shall be a final determination by any Taxing Authority which results in a disallowance or a reduction of the Refund so utilized by the Aironet Group, or a reduction in the amount of the benefit realized by the Aironet Group, Telxon shall promptly repay to Aironet the amount of the excess payment that was made by Aironet to Telxon. Aironet shall utilize all Refunds relating to the Pre-Offering Tax Periods at such times, and either on a carry back or carry forward basis, as Telxon may direct, if at all.

         THEREFORE, FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Payee, in accordance with the terms and conditions of the Tax Agreement, the amount of the actual tax benefits of any Refunds actually received by the Aironet Group. As of the date of this Note, Maker anticipates that it will receive $1,292,520 (U.S.D) in tax benefit from Refunds due to Maker from Revenue Canada. Maker may prepay this Note, in whole or any part, at any time and from time to time, without premium or penalty or prior notice. All payments and any prepayments under this

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Note shall be applied first to the accrued but unpaid interest and then to principal. Maker to the extent it may lawfully do so, hereby walves presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. If this Note is not paid when due and is placed by the holder hereof with any attorney for collection, through legal proceedings or otherwise, Maker agrees to pay such holder on demand its reasonable attorneys' fees and reasonable costs and expenses of collection, which amounts shall be added to the principal of this Note to the extent not so paid.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. MAKER HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY OF THE COURTS, STATE AND FEDERAL, SITTING IN CUYAHOGA AND SUMMIT COUNTIES, OHIO OVER THE ENFORCEMENT OF THIS NOTE.

                                  MAKER:

                                  AIRONET WIRELESS COMMUNICATIONS, INC.

                                  By: /s/Roger Murphy
                                    -----------------------------------
                                    Roger J. Murphy,
                                       President and Chief Executive Officer




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